EXHIBIT 99.1

Warren Resources to Present at IPAA Oil & Gas Investment Symposium

NEW YORK, April 6, 2011 (GLOBE NEWSWIRE) -- Warren Resources, Inc. (Nasdaq:WRES) announced today that its Chairman & CEO, Norman F. Swanton, and its Executive Vice President & CFO, Timothy A. Larkin, are scheduled to present at the Oil & Gas Investment Symposium, hosted by the Independent Petroleum Association of America, on Tuesday, April 12, 2011, at 3:45 p.m., at the Sheraton New York Hotel and Towers in New York, NY.

Warren's conference presentation slides will be available on the Company's web site at www.warrenresources.com.

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the exploration and development of domestic oil and natural gas reserves. Warren's activities are primarily focused on oil in the Wilmington field in California and natural gas properties in the Washakie Basin in Wyoming. The Company is headquartered in New York, New York, and its exploration and development subsidiary, Warren E&P, Inc., has offices in Long Beach, California and Casper, Wyoming.

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